UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Emerald Acquisition Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Emerald Acquisition Corporation
No. 48 South Qingshui Road
Laiyang City, Shandong 265200
People’s Republic of China

To Our Ordinary Shareholders:

Notice is hereby given that the extraordinary general meeting of ordinary shareholders (the “extraordinary general meeting”) of Emerald Acquisition Corporation, an exempted company organized under the laws of the Cayman Islands (the “Company”), will be held on June 7, 2010, at 10:00 a.m., local time, at No. 48 South Qingshui Road, Laiyang City, Shandong 265200, People’s Republic of China, for the following purpose:

•	To approve the change of Emerald Acquisition Corporation’s name to Oriental Dragon Corporation. We refer to this proposal as the “Name Change Proposal.”

•	To file an amendment to the Articles of Association of the Company to reduce the required quorum for future shareholder meetings. We refer to this proposal as the “Lower Quorum Requirement Proposal.”

If any other matters properly come before the ordinary shareholder special meeting or any adjournments of the ordinary shareholder special meeting, the persons named in the proxy card will have the authority to vote the ordinary shares represented by all properly executed proxies in their discretion. The Board of Directors of the Company currently does not know of any matters to be raised at the ordinary shareholder special meetings other than the proposal contained in this proxy statement.

The Board of Directors has set May 17, 2010 as the record date for the extraordinary general meeting. This means that only those persons who were holders of the ordinary shares at the close of business on the record date will be entitled to receive notice of the ordinary shareholder special meeting and to attend and vote at the ordinary shareholder special meeting and any adjournments thereof.

The accompanying proxy statement and proxy card are first being sent to the ordinary shareholders on or about May 18, 2010 and contain additional information on how to attend the ordinary shareholder special meeting and vote any ordinary shares you own in person at the ordinary shareholder special meeting.

Proof of ownership of ordinary shares as of the record date, as well as a form of personal photo identification, must be presented to be admitted to the ordinary shareholder special meetings.

If you hold your ordinary shares in the name of a bank, broker or other nominee holder of record and you plan to attend the ordinary shareholder special meeting, you must present proof of your ownership of those shares as of the record date, such as a bank or brokerage account statement or letter from your bank or broker, together with a form of personal photo identification, to be admitted to the ordinary shareholder special meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ORDINARY SHAREHOLDER SPECIAL MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY CARD IN THE ENCLOSED ENVELOPE OR DIRECT THE VOTING OF YOUR ORDINARY SHARES BY TELEPHONE OR BY INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD. IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE HOLDER, PLEASE FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH BANK, BROKER OR OTHER NOMINEE HOLDER.

Please feel free to call us at +86 (535) 729-6152 should you have any questions on the enclosed Information Statement.

Date: May 18, 2010	For the Board of Directors of
Emerald Acquisition Corporation

	By:	/s/ Zhide Jiang
Zhide Jiang
President, CEO and Chairman

EMERALD ACQUISITION CORPORATION
No. 48 South Qingshui Road
Laiyang City, Shandong 265200
People’s Republic of China

PROXY STATEMENT

Date, Time and Place of the Annual Meeting

This proxy statement is furnished to the ordinary shareholders of Emerald Acquisition Corporation in connection with the solicitation, by order of our Board of Directors, of proxies to be voted at the extraordinary general meeting to be held on June 7, 2010 at 10:00 A.M., local time, at our headquarter located at No. 48 South Qingshui Road, Laiyang City, Shandong 265200, People’s Republic of China, and at any adjournment or adjournments thereof. The accompanying proxy is being solicited on behalf of our Board of Directors.  We intend to release this proxy statement and the enclosed proxy card to our stockholders on or about May 18, 2010.

Outstanding Capital Stock and Record Date

The record date for stockholders entitled to notice of and to vote at the annual meeting is May 17, 2010. At the close of business on that date, the Company had 27,491,171 ordinary shares issued and outstanding entitled to vote at our annual meeting.

Action to be Taken at the Meeting; Voting and Revocation of Proxies; Adjournment

All of our voting securities represented by valid proxies, unless the stockholder otherwise specifies therein or unless revoked, will be voted FOR the name change set forth herein, and at the discretion of the proxy holders on any other matters that may properly come before the annual meeting.

If a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.  Any stockholder has the power to revoke such stockholder’s proxy at any time before it is voted.  A stockholder may revoke a proxy by delivering a written statement to our corporate secretary stating that the proxy is revoked, by submitting a subsequent proxy signed by the same person who signed the prior proxy, or by voting in person at the annual meeting.

As of May 17, 2010, we had a total of 27,491,171 ordinary shares outstanding and zero shares of preferred stock outstanding.  In order to approve the Name Change Proposal and Lower Quorum Requirement Proposal, we must obtain the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of a majority of all of our outstanding ordinary shares is present, in person or by proxy.

In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the annual meeting, the persons named as proxies may propose one or more adjournments of the annual meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of the holders of a majority of the ordinary shares present in person or by proxy at the annual meeting.  The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

Why are we proposing to reduce the required quorum for future shareholder meetings?

Lowering the quorum requirement will facilitate holding shareholder meetings to approve important matters necessary for the conduct of our business. When not enough shareholders vote, we may be forced to adjourn meetings multiple times and incur the expense of additional shareholder solicitations and proxy solicitors in order to obtain the shareholder vote necessary to hold a meeting.

The reduced quorum requirement is not prohibited by Cayman Islands Companies Law. Under the Cayman Islands Companies Law, the quorum for a shareholders’ meeting may be one shareholder or any greater number specified by the articles of association.

Important Notice Regarding Availability of Proxy Materials For the Shareholder Meeting to be held June 7, 2010.

The proxy statement and our annual report on Form 10-K are available free of charge at www.healthy-dragon.com.

Solicitation for Proxies

We will bear the cost of the solicitation of proxies related to the annual meeting.  We have retained Continental Stock Transfer & Trust Co. to assist us in the forwarding of our proxy materials and the retrieval of proxies.  In addition, certain of our directors, officers or other employees may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record.  No additional compensation will be paid to our directors, officers or other employees for such services.

Quorum and Voting Rights

Our Board of Directors has fixed May 17, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.  At the extraordinary general meeting, a majority of the outstanding ordinary shares of the Company must be present, in person or by proxy, in order for the Name Change Proposal to be considered and voted on at the meeting. For purposes of the ordinary shareholder special meeting, abstentions will be counted as present for purposes of determining whether there is a quorum but ordinary shares held by brokers for which voting instructions are not received will not be counted as present for determining whether there is a quorum.

Under Cayman Islands law, the ordinary shareholders of the Company are not entitled to dissenters’ or appraisal rights with respect to the matters to be considered and voted on at the ordinary shareholder special meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised at the ordinary shareholder special meetings by one of the following means. If you are a registered shareholder, you may revoke your proxy by:

•
Sending a written notice to our Secretary at No. 48 South Qingshui Road, Laiyang City, Shandong 265200, People’s Republic of China. Your written notice must be received a sufficient amount of time before the first ordinary shareholder special meeting to permit the necessary examination and tabulation of the revocation before the votes are taken.

•
If you wish to revoke your submitted proxy and submit new voting instructions by mail, courier or hand delivery, then you must sign, date and mail, courier or hand-deliver a proxy card with your new voting instructions for the ordinary shareholder special meetings, which we must receive prior to the start of the applicable ordinary shareholder special meeting.

•
If you wish to revoke your submitted proxy and submit new voting instructions by telephone or via the Internet, then you must submit such new voting instructions for the ordinary shareholder special meetings by telephone or via the Internet by 12:00 a.m., PRC time, on June 7, 2010.

•
You also may revoke your proxy in person at the ordinary shareholder special meetings by completing a written ballot (but only if you are the registered owner of the ordinary shares as of the record date or if you obtain a “legal proxy” from the registered owner of the ordinary shares as of the record date) and vote your ordinary shares at the ordinary shareholder special meetings.

If you hold your ordinary shares in the “street name” of a broker, you may revoke your proxy only in accordance with the instructions from your broker or other nominee.

Attending the ordinary shareholder special meetings without taking one of the actions above will not revoke your proxy.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement and 2009 Annual Report may be sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you write or call us at the following address or telephone number: No. 48 South Qingshui Road, Laiyang City, Shandong 265200, People’s Republic of China. Tel.: +(86) 535-729-6152.  If you want to receive separate copies of this proxy statement or the 2009 Annual Report, or any future proxy statements or annual reports, or if you are currently receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

PROPOSAL I
TO CHANGE THE COMPANY’S NAME TO
“ORIENTAL DRAGON CORPORATION”

The Board has unanimously approved the change of the Company’s name to Oriental Dragon Corporation. In the judgment of the Board, the change of name is desirable to reflect our currently business and is in the best interest of the Company and our shareholders.

On October 22, 2010, the Company and its stockholders entered into a Share Exchange Agreement (the “Exchange Agreement”) with Merit Times International Limited, a British Virgin Islands corporation (“Merit Times”) and the shareholders of Merit Times (the “Merit Times Shareholders”). Pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of Merit Times from the Merit Times Shareholders; and the Merit Time Shareholder transferred and contributed all of their Interests to us. As a result of the share exchange, Merit Times became a wholly owned subsidiary of the Company. Further, the prior officers and directors of the Company resigned and Mr. Zhide Jiang was appointed as the sole director and officer of the Company. Merit Times, through Shandong Longkang Juice Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China (“Longkang”), engages in the production of fruit juice concentrate in the PRC. Longkang is the exclusive producer and supplier of Laiyang Pear juice concentrate in the PRC. Our Laiyang Pear juice concentrate is mainly used as the functional ingredient in many pharmaceutical and health supplement products due to its exceptional nutritional and medical benefits. Our products are distributed in Shandong, Guangdong, Liaoning and Jiangsu provinces in China. The Board believed that to change the Company’s name to Oriental Dragon Corporation reflects the current business of the Company.

Under Cayman Islands law and our articles of association, the Board is not able to effect the name change with the Cayman Islands Registrar of Companies without the approval of a special majority of the Company’s ordinary shareholders. As such, the Name Change Proposal must be approved by the affirmative vote of ordinary shareholders representing not less than 2/3 of all ordinary shares present and voting, in person or by proxy, at the extraordinary general meeting at which a quorum of a majority of all of our outstanding ordinary shares is present, in person or by proxy.

If shareholders approve the Name Change Proposal at the extraordinary general meeting, we will implement the name change by making the necessary filing with the Cayman Islands Registrar of Companies to reflect the name change. The name change is intended to be made in June 2010 or at such other time as may be determined by the Company under authority granted by the Board.

Shareholders will not be required to submit their share certificates for exchange as a result of this proposed name change. Following the effective date of the change of the Company’s name to Oriental Dragon Corporation, all new share certificates issued by the Company will bear the new name.

Our Board unanimously recommends that our ordinary shareholders vote “FOR” approval of the Name Change Proposal.

PROPOSAL II
TO AMEND THE ARTICLES OF ASSOCIATION OF THE COMPANY TO
REDUCE THE REQUIRED QUORUM FOR FUTURE SHAREHOLDER MEETINGS

The Articles of Association of the Company currently provides that a majority of the shares entitled to vote shall be a quorum for the transaction of business at a shareholders’ meeting. As amended, the Articles of Association (Section 63) would reduce the quorum required to one-third of the shares entitled to vote.

Lowering the quorum requirement will facilitate holding shareholder meetings to approve important matters necessary for the conduct of our business. When not enough shareholders vote, we may be forced to adjourn meetings multiple times and incur the expense of additional shareholder solicitations and proxy solicitors in order to obtain the shareholder vote necessary to hold a meeting.

The reduced quorum requirement is not prohibited by Cayman Islands Companies Law. Under the Cayman Islands Companies Law, the quorum for a shareholders’ meeting may be one shareholder or any greater number specified by the articles of association.

Shareholders have the right to vote on any amendment to Articles of Association affecting their right to vote or on any matter submitted to the shareholders by the Board of Directors. On May 6, 2010, the Board of Directors approved the proposed amendment and also authorized its submission to each shareholder for their approval.

If approved, Section 63 of the Articles of Association will be amended as follows (new language is underlined; language to be deleted is [bracketed]).
“No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least one-third [a majority] of the paid up voting share capital of the Company present in person or by proxy shall be a quorum.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of our ordinary shares, the sole outstanding class of our voting securities, by (i) each stockholder known to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Ordinary shares subject to options, warrants or convertible securities exercisable or convertible within 60 days as of the date hereof are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person and is based on 27,491,171 ordinary shares issued and outstanding on a fully converted basis as of the date hereof.

Name and Address of Beneficial Owner (1)(2)	Title	Shares Beneficially Owned	Percent of Class Beneficially Owned (3)

Directors and Executive Officers
Zhide Jiang (4)(5) No. 48 South Qingshui Road Laiyang City, Shandong 265200 People’s Republic of China	President, Chief Executive Officer and Chairman of the Board of Directors	11,306,666	41.13%

Larry X. Chin No. 48 South Qingshui Road Laiyang City, Shandong 265200 People’s Republic of China	Chief Financial Officer	-	-

Officers and Directors as a Group (a total of 2 persons)		11,306,666	41.13%

5% Owners

Access America Fund LP (6) 11200 Westheimer #508 Houston TX 77042		2,114,004	7.52%

Chen Han Qing (7) 40 Hao Tai Hu Hong Qiao Hua Yuan Wu Xi Shi, Jiang Su Province, 241000 People’s Republic of China		1,500,000	5.36%

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)	Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)
Applicable percentage of ownership is based on 27,491,171 ordinary shares outstanding as of the date hereof together with securities exercisable or convertible into ordinary shares within sixty (60) days as of the date hereof for each stockholder.

(4)	The 11,306,666 shares are held in the name of Proud Glory Limited, of which Mr. Jiang is the Managing Director.

(5)
The Company’s management have agreed that, without the prior written consent of Investors, they will not, offer, pledge, sell or otherwise dispose of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares during the period beginning on November 2, 2009 for a period of eighteen (18) months.

(6)
The number of shares beneficially owned by Access America includes (i) 206,000 ordinary shares retained in connection with the share exchange transaction dated October 22, 2009, (ii) 920,667 ordinary shares and Warrants to purchase 460,334 ordinary shares issued in the Financing directly owned by Access America, and (iii) 351,335 ordinary shares and Warrants to purchase 175,668 ordinary shares issued in the Financing indirectly owned through AAI Global Longkang Pear Juice Acquisition, LLC.  Access America has voting and investment discretion over securities held by AAI Global Longkang Pear Juice Acquisition, LLC. Mr. Christopher Efird, President of Access America, has voting control over Access America.

(7)	The number of shares beneficially owned by Chen Han Qing includes Warrants to purchase 500,000 ordinary shares at $6.00 per share.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the proxy statement for the annual general meeting of our ordinary shareholders for 2011 (the “2011 Annual General Meeting”) should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the Secretary at No. 48 South Qingshui Road, Laiyang City, Shandong 265200, People’s Republic of China. Such proposals must be received by December 31, 2010.

Pursuant to our articles of association, any ordinary shareholder entitled to attend and vote at an annual general meeting may nominate persons for election as directors if written notice of such ordinary shareholder’s intent to nominate such persons is received by the Secretary at No. 48 South Qingshui Road, Laiyang City, Shandong 265200, People’s Republic of China during the period provided in the our articles of association.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Board welcomes your questions and comments. If you would like to communicate directly with the Board, our non-management directors as a group or Mr. Zhide Jiang, our chairman, then you may submit your communication to our Secretary at No. 48 South Qingshui Road, Laiyang City, Shandong 265200, People’s Republic of China specifying the intended recipient(s). Communications and concerns will be forwarded to the Board, our non-management directors as a group or our non-executive chairman, as appropriate.

OTHER BUSINESS

Other than as described above, our Board of Directors knows of no matters to be presented at the extraordinary general meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this proxy statement do properly come before the meeting or any adjournment thereof.

ANNUAL REPORT

Upon written request to Corporate Secretary, Emerald Acquisition Corporation, at No. 48 South Qingshui Road, Laiyang City, Shandong 265200, People’s Republic of China, we will provide without charge to each person requesting a copy of our proxy statement, or annual report on Form 10-K for the year ended December 31, 2009, including the financial statements filed therewith.  We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request.

Date: May 18, 2010	For the Board of Directors of
Emerald Acquisition Corporation

	By:	/s/ Zhide Jiang
Zhide Jiang
President, CEO and Chairman